UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NORTH STATE BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTH STATE BANCORP

4270 The Circle at North Hills

Raleigh, North Carolina 27609

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 3, 2007

To The Shareholders of North State Bancorp:

The Annual Meeting of Shareholders of North State Bancorp, a North Carolina corporation, will be held at the former Storehouse location at North Hills, 4308 Lassiter at North Hills Avenue, Raleigh, North Carolina, on Thursday, May 3, 2007 at 4:30 p.m. for the following purposes:

•	to elect five Class I Directors to serve for three-year terms expiring in 2010;

•	to amend our Articles of Incorporation to decrease the par value of our common stock from $1.00 per share to no par value per share;

•	to amend the 2003 Stock Plan to increase the number of shares of common stock available thereunder by 350,000 shares;

•	to ratify the appointment of Dixon Hughes PLLC, Raleigh, North Carolina, as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•	to act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on March 2, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite you to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.

Our proxy statement and proxy are enclosed, along with our Annual Report to Shareholders and our Form 10-KSB for the fiscal year ended December 31, 2006.

IMPORTANT—YOUR PROXY IS ENCLOSED

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

Larry D. Barbour,
President and Chief Executive Officer

Raleigh, North Carolina

April 2, 2007

NORTH STATE BANCORP

4270 The Circle at North Hills

Raleigh, North Carolina 27609

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 3, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of North State Bancorp, a North Carolina corporation, for use at our Annual Meeting of Shareholders to be held at the former Storehouse location at North Hills, 4308 Lassiter at North Hills Avenue, Raleigh, North Carolina, at 4:30 p.m. on Thursday, May 3, 2007, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 4270 The Circle at North Hills, Raleigh, North Carolina 27609. Copies of this proxy statement and accompanying proxy card were mailed to shareholders on or about April 4, 2007.

Revocability of Proxies

Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to us (Attention: Stacey Koble, Corporate Secretary), or by attending the meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)	FOR the election of the six Class I Director nominees identified herein;

(2)	FOR the amendment to our Articles of Incorporation to decrease the par value of our common stock from $1.00 per share to no par value per share;

(3)	FOR the amendment of the 2003 Stock Plan to increase the number of shares of common stock available thereunder by 350,000 shares;

(4)	FOR ratification of the appointment of Dixon Hughes PLLC, Raleigh, North Carolina, as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(5)	in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the meeting.

In accordance with North Carolina law, broker non-votes, abstentions and votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions, withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the voting on the election of directors, the amendment of the 2003 Stock Plan or the ratification of the appointment of auditors.

Record Date

Only the holders of record of our common stock at the close of business on the record date, March 2, 2007, are entitled to notice of and to vote at the meeting. On the record date, 4,578,810 shares of our common stock were outstanding. Shareholders are entitled to one vote for each share of common stock held on the record date.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Director Independence

Although our common stock is not listed on Nasdaq, our board of directors has determined to apply Nasdaq’s test for director independence to all of our directors. All of our directors and director nominees are independent under Nasdaq Rule 4200(a)(15) except Larry D. Barbour, our President and Chief Executive Officer. While directors or their associates may obtain loans from our subsidiary North State Bank, these loans do not affect a director’s independence provided each loan is made in compliance with the provisions of the Federal Reserve Board Regulation O and is made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features, and no loan may be classified as non-accrual, restructured or a potential problem loan.

Director Classes

Our board of directors is divided into three classes. Each year, one class is elected to serve for three years. At our annual meeting, six Class I directors will be elected for a term of three years, expiring in 2010, or until their successors are elected and qualified. The Class I directors standing for re-election in 2007 and their respective biographical summaries are:

Nominees

Name	Age (as of 02/28/07)	Director Since	Business Experience For Last Five Years
Forrest H. Ball	63	2002	President, Hartwell Realty, Inc. (real estate sales and development), Garner, North Carolina since 1986.

C. Thomas Hendrickson	50	2002	C. Thomas Hendrickson, Attorney at Law; Principal, Hendrickson Properties (real estate investments), Raleigh, North Carolina.

Honorable Burley B. Mitchell, Jr.	66	2002	Member/Attorney, Womble Carlyle Sandridge & Rice, PLLC, Raleigh, North Carolina, since 1999; Prior to that, Chief Justice, North Carolina Supreme Court, Raleigh, North Carolina, since February 1982.

Barry W. Partlo	48	2003	President/Owner, Agri Supply Company, Inc., Garner, North Carolina.

Nutan T. Shah	61	2002	President and Chief Executive Officer, Nine Points, Inc. (real estate development and hotel management), Raleigh, North Carolina since 1997.

George C. Venters, M.D.	61	2002	Investment Advisor, Scott & Stringfellow, Inc., Raleigh, North Carolina, since 2005; Orthopedic Surgeon, Raleigh, North Carolina, from 1976 to 2005.

Vote Required

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Shareholders do not have cumulative voting rights. Your vote may be cast for or withheld from each nominee.

Our Board of Directors has unanimously approved and recommends that shareholders vote “FOR” the election of the Class I director nominees listed above.

PROPOSAL NO. 2—

AMENDMENT OF THE ARTICLES OF INCORPORATION TO DECREASE THE PAR VALUE OF THE

COMMON STOCK

Section 3 of our articles of incorporation currently authorizes 10,000,000 shares of common stock, $1.00 par value per share, and 1,000,000 shares of preferred stock, no par value per share. Our board of directors has approved an amendment to our Articles of Incorporation to decrease the par value of our common stock from $1.00 per share to no par value per share. Par value is a term that was historically used to protect shareholders from being unfairly diluted. It referred to the minimum price at which stock of a company could legally be issued or sold.

Under modern corporation law, the importance of par value has decreased. In North Carolina, where our company is organized, corporate law does not require a specific minimum par value. Our board of directors believes that it is in keeping with North Carolina law and modern corporate usage that the par value of our common stock be decreased to no par value, a level commonly used by other companies. Our board also believes that the decrease will make it easier to effect various corporate transactions in the future, such as stock splits. With our current par value of $1.00, we are unable to split our stock or take other action that would require a change in the par value to reflect that split or other action, without shareholder approval of the change in the par value.

The par value of our common stock is reflected in our financial statements in an amount equal to the number of shares of common stock issued and outstanding multiplied by the par value of $1.00. Upon the approval by our shareholders to decrease the par value of our common stock from $1.00 per share to no par value per share, for accounting purposes, we will transfer the entire amount in the par value account to our additional paid-in capital account. The amounts reflected in these accounts as a result of the decrease in the par value of our common stock will be restated for all periods presented in future filings. There will be no other effect on our financial statements.

The only term in Section 3 proposed to be changed is the decrease in the par value of the common stock to no par value. The proposed language of Section 3 is set forth below in its entirety.

3.	The Corporation shall have the authority to issue 11,000,000 shares, to be divided into 10,000,000 shares of common stock, each share of common stock having no par value, and 1,000,000 shares of preferred stock, each share of preferred stock having no par value. The common stock shall be of one class. The preferences, limitations and relative rights of the shares of preferred stock shall be designated by the Board of Directors and may be issued in one or more series.

We will not exchange certificates for currently outstanding shares of our common stock to reflect the decrease in par value. Rather, we will issue new stock certificates only as old certificates are submitted to our transfer agent in connection with a sale of stock.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the meeting is required for approval of the amendment to the articles of incorporation. Votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business and will be treated as shares represented and voting on this proposal at the meeting. In accordance with North Carolina law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. Similarly, broker non-votes will be counted for purposes of determining both the presence of a quorum and the total the number of shares represented and voting on this proposal. Accordingly, withheld votes, abstentions and broker non-votes will have the effect of a vote against this proposal.

Our Board of Directors has unanimously approved the amendment to the Articles of Incorporation to decrease the par value of the common stock and recommends that shareholders vote “FOR” approval of the amendment.

PROPOSAL NO. 3—

AMENDMENT OF THE 2003 STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE

THEREUNDER BY 350,000 SHARES

Background

In 2003, our shareholders approved the North State Bancorp 2003 Stock Plan. The Plan allows us to issue to our employees, directors and consultants options for the purchase of our common stock. We also are able under the Plan to issue restricted stock, stock bonuses and other equity-based compensation in addition to stock options. Although we have not issued any form of equity-based compensation under the Plan except options, we believe the flexibility allows us to adapt to any evolution in the marketplace affecting employee and director compensation.

At December 31, 2006, there was an aggregate of 484,813 shares reserved under the Plan, which represented approximately 10.6% of our outstanding common stock on December 31, 2006. As of that date, options for 482,876 shares were outstanding under the Plan, with a weighted average exercise price of $5.02 per share. As of December 31, 2006, a total of 1,937 shares remained available for issuance under the Plan. We believe it important to have shares available under the Plan to provide incentive to our employees and directors to increase the value of our common stock. Granting equity-based compensation to employees and directors is a customary means of incentive compensation in corporate America.

Proposed Increase in the Number of Shares Reserved under the 2003 Stock Plan

Our Board of Directors has unanimously approved an amendment to the 2003 Stock Plan to increase the total number of shares reserved for issuance under the Plan by 350,000 shares. This would increase the number of shares currently available under the Plan from 482,938 shares to 832,938 shares and would represent approximately 18.2% of our outstanding shares of common stock on December 31, 2006. We believe that the proposed increase in the amount of our common stock reserved for issuance under the plans is in the best interests of the Company and its shareholders as it will allow us additional shares to provide as incentive to our employees and directors to increase the value of our common stock. We have not awarded any options or other awards under the Plan in anticipation of the increased number of shares.

General Terms of the 2003 Stock Plan

Eligibility and Administration. All of our employees and directors are eligible to receive grants under the 2003 Stock Plan. The Executive Committee of the Board of Directors administers the Plan. Subject to the restrictions of the Plan, the Executive Committee determines who is granted options or other awards allowed under the Plan, the terms granted, including the exercise price, the number of shares subject to the award and the award’s exercisability.

Stock Options. The 2003 Stock Plan provides for the grant of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, solely to employees (including officers and employee directors), and nonstatutory stock options to employees, directors and consultants.

The exercise price of options granted under the Plan are determined on the date of grant, and in the case of incentive stock options must be at least 100% of the fair market value per share at the time of grant. The exercise price of any incentive stock option granted to an optionee who owns stock possessing more than 10% of the voting power of our outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant. The aggregate fair market value of common stock (determined as of the date of the option grant) for which incentive stock options may for the first time become exercisable by any individual in any calendar year may not exceed $100,000. Payment of the exercise price may be made by delivery of cash or a check.

Currently, the options granted to employees and directors under the 2003 Stock Plan become exercisable in increments, based on the optionee’s continued employment or service with us, over a period of up to five years. The term of an incentive stock option may not exceed 10 years. The form of option agreement provides that options granted under the Plan, whether incentive stock options or nonstatutory options, expire 10 years from the date of grant. Incentive stock options granted pursuant to the Plan will not be transferable by the optionee, other than by will or the laws of descent and distribution, and will be exercisable during the optionee’s lifetime only by the optionee. Generally, in the event of our merger with or into another corporation or a sale of all or substantially all of our assets, all outstanding options under the Plan will accelerate and become fully exercisable upon consummation of such merger or sale of assets.

Restricted Stock. Restricted stock awards may be made to participants under the 2003 Stock Plan as an incentive for the performance of future services that will contribute materially to the successful operation of our company. A restricted stock award is an award of common stock issued with the restriction that the holder may not sell, transfer, pledge or assign such stock and with other restrictions as the Executive Committee, in its sole discretion, may impose. The Executive Committee may determine the purchase price, if any, to be paid for restricted stock, the length of time during which the restrictions will apply and whether dividends and other distributions on the restricted stock will be paid currently to the participant. Upon termination of employment of a participant prior to the lapse of restrictions, all shares of restricted stock then held by the participant will be forfeited, unless otherwise provided in the award agreement or determined by the Executive Committee. The Executive Committee may set a minimum vesting period for restricted shares.

Stock Bonuses. Awards of stock may be made to participants under the 2003 Stock Plan for prior services that have contributed materially to the success of our company. The Executive Committee will determine the stock bonuses, if any, to be awarded.

Amendment. The Board may amend the 2003 Stock Plan at any time or from time to time or may terminate the Plan without the approval of the shareholders, provided that shareholder approval will be required for any amendment to the Plan that (1) increases the total number of shares reserved thereunder, (2) changes the provisions regarding eligibility for incentive stock options, (3) changes the requirements that the exercise price of an incentive stock option be set at the fair market value of our common stock at the time of grant, or (4) extends the expiration date of the Plan beyond ten years. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the Plan. The Board may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The Plan will terminate in March 2013, unless terminated sooner by the Board.

Tax Consequences of Awards Under the 2003 Stock Plan

Stock Options. An optionee who is granted an incentive stock option under the 2003 Stock Plan will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise will increase the optionee’s alternative minimum taxable income by an amount equal to the difference, if any, between the fair market value of the shares at the time of exercise and the option’s exercise price, and therefore may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option’s exercise or (ii) the sale price of the shares. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares.

All other options that do not qualify as incentive stock options under the 2003 Stock Plan are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon its exercise, however, the optionee will generally recognize taxable ordinary income measured as the excess of the then fair market value of the shares acquired over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an optionee who is also one of our employees will be subject to tax withholding by us. We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price received and the fair market value for the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares.

Restricted Stock. A recipient of restricted stock, or any other stock award under the 2003 Stock Plan that is subject to a substantial risk of forfeiture, generally will be subject to tax at ordinary income rates on the excess over the purchase price, if any, of the fair market value of the restricted stock, or other stock award, at such time that the stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who elects under Section 83(b) within 30 days of the date of transfer of the shares to be taxed at the time of the award will have taxable ordinary income equal to the excess of the fair market value of such shares on the date of the award, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock, or other stock award. We will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the restricted stock or other stock award.

Stock Bonuses. The grant of a stock bonus to a participant under the 2003 Stock Plan will be included in that participant’s income as compensation in that year. Income will be recognized in the amount of the fair market value of the common stock awarded. We will be entitled to a deduction for compensation in an equal amount.

The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the federal income tax consequences to the optionee or other award recipient and our company with respect to the grant and exercise of options and the grant of other awards under the 2003 Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s or award recipient’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute approval of the amendment to the 2003 Stock Plan. Votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business and will be treated as shares represented and voting on this proposal at the meeting. In accordance with North Carolina law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

Our Board of Directors has unanimously approved the increase in the number of shares available under the 2003 Stock Plan and recommends that shareholders vote “FOR” approval of the increase.

PROPOSAL NO. 4—

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC, Raleigh, North Carolina, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007. The Board of Directors has ratified this appointment and recommends that the shareholders ratify this appointment. Dixon Hughes PLLC has audited our consolidated accounts since we were formed in June 2002, and has audited the accounts of our subsidiary, North State Bank, since it began operations in June 2000, and has advised us that it does not have, and has not had, any direct or indirect financial interest in our company or our subsidiary in any capacity other than that of serving as independent registered public accounting firm. Representatives of Dixon Hughes PLLC are expected to attend the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute ratification of the appointment of Dixon Hughes PLLC. Votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business and will be treated as shares represented and voting on this proposal at the meeting. In accordance with North Carolina law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal. If the appointment of Dixon Hughes PLLC is not ratified by the shareholders, the Audit Committee will reconsider its selection.

Our Board of Directors has unanimously approved and recommends a vote “FOR” the ratification of the appointment of Dixon Hughes PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

OTHER INFORMATION

Principal Shareholders

The following table sets forth certain information regarding the ownership of shares of our common stock as of February 28, 2007 by (1) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (2) each director of our company, (3) each of the Named Executive Officers, as listed in the Summary Compensation Table below, and (4) all directors and executive officers of our company as a group.

This table is based upon information supplied by our officers, directors and principal shareholders and from Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share ownership in each case includes shares issuable upon exercise of options that may be exercised within 60 days after February 28, 2007 for purposes of computing the percentage of common stock owned by such person, but not for purposes of computing the percentage owned by any other person. Unless otherwise noted, the address for each person listed is 4270 The Circle at North Hills, Raleigh, North Carolina 27609. Applicable percentages are based on 4,578,810 shares outstanding on February 28, 2007.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Owned (%)
Forrest H. Ball (1)	142,965	3.11
Larry D. Barbour (2)	127,760	2.72
James C. Branch (3)	51,050	1.12
Charles T. Francis (4)	49,894	1.08
Glenn E. Futrell (5)	207,154	4.52
C. Thomas Hendrickson (6)	157,201	3.39
Jeanette W. Hyde (7)	69,990	1.52
J. Keith Keener, M.D. (8)	134,958	2.95
Hon. Burley B. Mitchell, Jr.	33,072	*
Barry W. Partlo (9)	20,239	*
Gary H. Pendleton (10)	42,960	*
W. Harold Perry (11)	247,804	5.40
Nutan T. Shah (12)	177,785	3.88
Fred J. Smith, Jr. (13)	799,145	17.31
Jack M. Stancil (14)	56,449	1.23
George C. Venters, M.D. (15)	83,720	1.83
Walter G. Rogers (16)	5,892	*
Sandra A. Temple (17)	44,082	*
Kirk A. Whorf	44,083	*
All directors and executive officers as a group (19 persons) (18)	2,496,203	50.69%

*	Less than 1%.
(1)	Includes 13,976 shares of common stock obtainable upon exercise of stock options.
(2)	Includes 113,984 shares of common stock obtainable upon exercise of stock options.
(3)	Includes 11,024 shares of common stock held by Mr. Branch’s minor children.
(4)	Includes 22,562 shares of common stock obtainable upon exercise of stock options and 20,168 shares held jointly by Mr. Francis and his wife.
(5)	Includes 87,293 shares of common stock held by Mr. Futrell’s wife.
(6)	Includes 56,529 shares of common stock obtainable upon exercise of stock options, 68,882 shares of common stock held jointly by Mr. Hendrickson and his wife and 3,084 shares held by Mr. Henderickson’s wife.
(7)	Includes 14,886 shares of common stock obtainable upon exercise of stock options.
(8)	Includes 122,484 shares held by a limited partnership of which Mr. Keener is a partner.
(9)	Includes 3,036 shares of common stock obtainable upon exercise of stock options and 1,500 shares owned by each of Mr. Partlo’s wife and two children.
(10)	Includes 25,497 shares held by Mr. Pendleton’s company.
(11)	Includes 12,420 shares of common stock obtainable upon exercise of stock options and 234,829 shares of common stock held jointly by Mr. Perry and his wife.
(12)	Includes 5,698 shares of common stock obtainable upon exercise of stock options and 61,992 shares held by Mr. Shah’s wife.
(13)	Includes 38,347 shares of common stock obtainable upon exercise of stock options, 13,778 shares held by Mr. Smith’s wife and 157,116 shares held by his company.
(14)	Includes 24,213 shares of common stock obtainable upon exercise of stock options.
(15)	Includes 27,554 shares held jointly by Dr. Venters and his wife.
(16)	Includes 4,968 shares of common stock obtainable upon exercise of stock options and 924 shares owned by Mr. Rogers’ wife.
(17)	Includes 35,328 shares of common stock obtainable upon exercise of stock options.
(18)	Includes information contained in (1) – (17).

As of February 28, 2007, none of the shares of our common stock reported above were pledged as security for a loan to either our bank subsidiary, North State Bank, or any other financial institution, except that C. Thomas Hendrickson had pledged 20,856 shares as collateral for a loan extended to him by our bank.

Other Directors

Class II Directors—Term Expiring 2008

Name	Age (as of 02/28/07)	Director Since	Business Experience For Last Five Years
Larry D. Barbour	57	2002	President and Chief Executive Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; President and Chief Executive Officer, North State Bank, Raleigh, North Carolina, since November 1999; prior to that, Senior Vice President, Market Executive, Triangle Bank, Raleigh, North Carolina, since 1988.

Charles T. Francis	43	2002	Partner/Attorney, The Francis Law Firm, PLLC, Raleigh, North Carolina.

Ambassador Jeanette W. Hyde	68	2002	Private investments, Raleigh, North Carolina, since 1998; prior to that, U.S. Ambassador to Barbados and the Eastern Caribbean Countries, since 1994.

Brig. Gen. (Retired) Gary H. Pendleton	59	2002	President/Owner, Preferred Planning & Insurance, Inc., Raleigh, North Carolina.

Fred J. Smith, Jr.	64	2002	Chief Executive Officer, Fred Smith Family Company (real estate development), Raleigh, North Carolina; Managing Member, Sunbelt Golf Group, LLC (golf course development), Raleigh, North Carolina; Counsel, Smith Debnam Narron Wyche Story and Myers, LLP, Raleigh, North Carolina; Chief Executive Officer, C.C. Mangum Co., LLC, Raleigh, North Carolina (highway construction), since 2005.

Director C. Thomas Hendrickson is married to the niece of Director Jeanette W. Hyde.

Class III Directors—Term Expiring 2009

Name	Age (as of 02/28/07)	Director Since	Business Experience For Last Five Years
James C. Branch	55	2002	President, Hand-up Foundation since 2006; President, Nova Development Group (real estate development), Raleigh, North Carolina, from 1981 to 2006.

Glenn E. Futrell	65	2002	President/Owner, Roanoke Properties Limited Partnership (real estate development), Manteo, North Carolina, since 1984; since May 2003, director of Waste Industries USA, Inc., a publicly traded waste management company headquartered in Raleigh, North Carolina.

J. Keith Keener, M.D.	57	2002	Senior Partner, Wake Nephrology Associates, Physician, Raleigh, North Carolina, since 1983.

W. Harold (Hal) Perry	57	2002	Broker/Owner, RE/MAX UNITED; President, Real Estate Marketing & Consulting, Inc. (real estate brokerage and development), Raleigh, North Carolina, since 1993.

Name	Age (as of 02/28/07)	Director Since	Business Experience For Last Five Years
Jack M. Stancil	65	2002	Vice President, Stancil & Company, Certified Public Accountants, Raleigh, North Carolina, since 2001, and President from 1975 to 2001.

Director Compensation

In fiscal 2006, our directors received a $1,000 annual retainer, except for the Chairman of the Board, the Chairman of the Audit Committee, the Chairman of the Loan Committee, the Chairman of the Executive Committee and the Chairman of the Compensation Committee, who received annual retainers of $3,500, $3,500, $2,500, $2,000 and $1,000, respectively. Directors also received $250 for each Board meeting, $350 for each Executive Committee meeting, $250 for each Audit Committee, Loan Committee and Asset/Liability Committee and $200 for each Compensation Committee and Real Estate Committee meeting, whether they attended the meetings or not.

In December 2001, we implemented a non-qualified deferred compensation plan for directors. Under the plan, a director may elect to defer receipt of all or a portion of his or her director’s fees that would otherwise be payable in cash. At the end of each calendar year, the deferred fees are converted, using a formula based upon 125% of the dollar amount of fees deferred and the fair value of our common stock at the beginning of the year, into a hypothetical number of shares, or phantom shares, credited to the director’s account. During 2006, $613,000 was charged to expense to provide for future obligations payable under this plan. Effective December 31, 2006, the amount of phantom shares credited to a director under the plan was converted to a cash amount based on a value of $24.00 per phantom share. Beginning January 1, 2007, this amount was credited to a bookkeeping account for each director, and each month a rate of earnings will be credited to the account for the month equal to the 3-month LIBOR rate in effect on the last business day of the month plus 2%. The amount credited to the account will be paid to the director or to his beneficiary upon termination of his or her directorship, a specific date selected by the director, a change of control, unforeseeable emergency, or death.

In late 2006 we approved a new deferred compensation plan for directors. Under this plan, a director may elect to defer the payment of all or a portion of his or her director’s fees, beginning with 2007 fees that would otherwise have been paid currently. The fees deferred are increased by 25% and credited to a bookkeeping account kept by us for the director. Each month the bookkeeping account is increased for additional deferred amounts (increased by 25%). The amount credited to the bookkeeping account will be paid to the director or to his or her beneficiary upon termination of his or her directorship, a specific date selected by the director, a change of control, unforeseeable emergency, or death.

We did not grant any options to our directors in 2006. In 2000, we granted to our directors stock options for an aggregate of 385,724 shares of our common stock. In 2003, we granted 7,591 options to a director at the time of his election to the board in that year.

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2006.

Non-Employee Director Compensation in Fiscal 2006

Name (1)	Fees Earned or Paid in Cash (2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Forrest H. Ball	$6,700	$-0-	$44,281	$50,981
James C. Branch	2,500	-0-	8,162	10,662
Charles T. Francis	8,500	-0-	15,395	23,895
Glenn E. Futrell	7,000	-0-	37,576	44,576
C. Thomas Hendrickson	6,700	-0-	31,890	38,590
Jeanette W. Hyde	3,500	-0-	14,329	17,829
J. Keith Keener, M.D.	9,700	-0-	24,960	34,660
Hon. Burley B. Mitchell, Jr.	3,500	-0-	23,138	26,638
Barry W. Partlo	3,500	-0-	9,120	12,620
Gary H. Pendleton	6,500	-0-	40,496	46,996

Name (1)	Fees Earned or Paid in Cash (2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
W. Harold Perry	9,700	-0-	26,155	35,855
Nutan T. Shah	4,500	-0-	12,882	17,382
Fred J. Smith, Jr.	11,200	-0-	57,289	68,289
Jack M. Stancil	11,200	-0-	61,930	72,930
George C. Venters, M.D.	3,500	-0-	19,336	22,836

(1)	Larry D. Barbour, our President and Chief Executive Officer, is not included in this table as the fees he received as a director in 2006 are disclosed in the column titled “All Other Compensation” in the Summary Compensation Table below.
(2)	Consists of the annual board retainer, board and committee meeting fees, and committee chair retainers. Each non-employee director deferred all of his or her 2006 cash compensation pursuant to the deferred compensation plan for directors.
(3)	As of December 31, 2006, the number of shares underlying options held by each non-employee director was as follows: 13,976 shares for Mr. Ball; no shares for Mr. Branch; 22,562 shares for Mr. Francis; no shares for Mr. Futrell; 56,529 shares for Mr. Hendrickson; 14,886 shares for Ms. Hyde; no shares for Dr. Keener; no shares for Mr. Mitchell; 3,036 shares for Mr. Partlo; no shares for Mr. Pendleton; 12,420 shares for Mr. Perry; 5,698 shares for Mr. Shah; 38,347 shares for Mr. Smith; 24,213 shares for Mr. Stancil; and no shares for Dr. Venters.
(4)	Consists of: an amount equal to 25% of the directors fees earned in 2006 due to the deferral of those fees, which was $1,675 for Mr. Ball; $625 for Mr. Branch; $2,175 for Mr. Francis; $1,750 for Mr. Futrell; $1,675 for Mr. Hendrickson; $875 for Ms. Hyde; $2,245 for Dr. Keener; $875 for Mr. Mitchell; $875 for Mr. Partlo; $1,625 for Mr. Pendleton; $2,245 for Mr. Perry; $1,125 for Mr. Shah; $2,800 for Mr. Smith; $2,800 for Mr. Stancil; and $875 for Dr. Venters; and the increase in the value of the deferred compensation account between January 1, 2006 and December 31, 2006, which was $42,606 for Mr. Ball; $7,537 for Mr. Branch; $13,270 for Mr. Francis; $35,826 for Mr. Futrell; $30,215 for Mr. Hendrickson; $13,454 for Ms. Hyde; $22,535 for Dr. Keener; $22,263 for Mr. Mitchell; $8,245 for Mr. Partlo; $38,871 for Mr. Pendleton; $23,730 for Mr. Perry; $11,757 for Mr. Shah; $54,539 for Mr. Smith; $59,180 for Mr. Stancil; and $18,461 for Dr. Venters.

Board of Director Meetings

The business of our company is under the general management of the Board of Directors as provided by the laws of North Carolina and our bylaws. During the fiscal year ended December 31, 2006, the Board of Directors held seven meetings. Each person who was a director during 2006 attended at least 75% of the Board of Directors meetings and the meetings of the committees on which he or she served.

As a community banking organization, we strongly encourage all of our directors to attend our annual meetings of shareholders. At the 2006 annual meeting, 13 of our 16 directors were in attendance.

Committees

We have an Executive Committee, an Audit Committee and a Compensation Committee.

Executive Committee. The Executive Committee is composed of directors Ball, Barbour (Chairman), Francis, Hendrickson, Keener, Perry, Smith and Stancil. The Executive Committee has the power to act on behalf of the full Board of Directors in nearly all matters concerning our operations. The Executive Committee also serves as the nominating committee, and, in this capacity, recommends to the Board the names of persons to be considered for nomination and election to the Board. The Executive Committee does not operate pursuant to a written charter. For a discussion of the Committee’s process or director nominations, see “Director Nominations.” The Executive Committee held 12 meetings in 2006.

Audit Committee. The Audit Committee is composed of directors Stancil (Chairman), Hyde, Francis, Mitchell and Shah, none of whom are our employees. The Audit Committee is responsible for the hiring and retention of our independent auditors, reviews the findings of external audits and examinations, provides general oversight of the internal audit function, evaluates the adequacy of our insurance coverage and reviews the activities of our regulatory compliance efforts. The Audit Committee operates pursuant to a written charter, a copy of which was provided to shareholders in our proxy statement for the 2006 annual meeting of shareholders. The Audit Committee held six meetings in 2006.

Compensation Committee. The Compensation Committee is composed of directors Francis, Smith (Chairman) and Stancil, none of whom are our employees.

The Compensation Committee is responsible for evaluating and determining the compensation of our Chief Executive Officer and the Board of Directors. The Compensation Committee operates pursuant to a written charter, a copy of which is attached as an exhibit to this proxy statement. The Compensation Committee may not delegate its authority to another body or entity.

In carrying out its duties, the Compensation Committee does not allow our President and Chief Executive Officer, Larry D. Barbour, to participate in the Committee’s deliberations on Mr. Barbour’s compensation, but may solicit his input. The Committee has not hired a compensation consultant to advise it on executive or director compensation. The Compensation Committee held six meetings in 2006.

Executive Officers

The following table sets forth certain information concerning our executive officers as of February 28, 2007:

Name	Age (as of 02/28/07)	Position with North State Bank and Business Experience for Last Five Years
Larry D. Barbour	57	President and Chief Executive Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; President and Chief Executive Officer, North State Bank, Raleigh, North Carolina, since November 1999; prior to that, Senior Vice President, Market Executive, Triangle Bank, Raleigh, North Carolina, since 1988.

Walter G. Rogers	59	Executive Vice President since July 2005 (Senior Vice President from April 2004 to July 2005) and Chief Credit Officer since April 2004, North State Bank, Raleigh, North Carolina; Vice President and Senior Loan Administration Officer, North State Bank, Raleigh, North Carolina from March 2003 to March 2004; Personal and Business Banking Manager, RBC Centura Bank, Garner and Fuquay-Varina, North Carolina from February 2000 to March 2003; prior to that, Manager/Special Assets, Collections and Loan Operations, Triangle Bank, Raleigh, North Carolina, from 1990 to February 2000.

Sandra A. Temple	55	Executive Vice President since July 2005 (Senior Vice President from March 2000 to July 2005) and Chief Operations Officer since March 2000, North State Bank, Raleigh, North Carolina, since March 2000; prior to that, Vice President/Cash Management, Triangle Bank, Raleigh, North Carolina, since December 1998; prior to that, Vice President, First-Citizens Bank & Trust, Raleigh, North Carolina, since March 1998; prior to that, Vice President/Branch Operations, Triangle Bank, Raleigh, North Carolina, since December 1987.

Kirk A. Whorf	49	Chief Financial Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; Executive Vice President since July 2005 (Senior Vice President from March 2000 to July 2005) and Chief Financial Officer since March 2000, North State Bank, Raleigh, North Carolina; prior to that, Senior Vice President/Funds Manager, Triangle Bank, Raleigh, North Carolina, since 1995.

Executive Compensation

The Board of Directors, acting on its own and though the Compensation Committee, seeks to establish and implement a compensation system that is performance-oriented and designed to enable us to attract, retain and motivate our key employees, including our Named Executive Officers set forth in the Summary Compensation Table below, reward performance for an individual’s contribution to company, provide long-term incentive compensation through equity grants, and promote long-term shareholder value. The Board of Directors sets the compensation for our Chief Executive Officer. Our Chief Executive Officer sets the compensation for our other Named Executive Officers and advises the Compensation Committee on that compensation.

The principal components of the compensation system for our Named Executive Officers are base salary, discretionary annual cash bonuses and long-term incentive compensation in the form of stock options. We also provide a 401(k) retirement savings plan with matching contributions, group health and welfare plans and group term life insurance.

Cash bonuses are determined by and are at the discretion of the Compensation Committee, in the case of the Chief Executive Officer, subject to review by the Board of Directors. Our Chief Executive Officer determines in his discretion any cash bonuses to be paid to our other Named Executive Officers. Our Chief Executive Officer can receive a bonus of up to 50% of his salary and our other Named Executive Officers can receive a bonus of up to 25% of their salary. In determining whether to grant a bonus, various factors are considered, including profitability, growth, risk management and strategic leadership by the individual. Other factors are considered on a case-by-case basis and depend on the officer’s job functions. The cash bonus made to each Named Executive Officer for performance in 2006 is shown in the Summary Compensation Table below under the column “Bonus.”

As part of our philosophy of providing long-tem incentive compensation to our employees, which we believe encourages better performance and resulting benefits to our shareholders, in 2006, we granted stock options to a broad group of our employees, including our Named Executive Officers, except for our Chief Executive Officer. These grants are reflected in the table of Outstanding Equity Awards at Fiscal Year-End 2006 below.

We have entered into an employment agreement with Larry D. Barbour and change in control agreements with Kirk A. Whorf and Sandra A. Temple that provide severance benefits upon a change of control of our company. These agreements are discussed under “Employment and Change in Control Agreements.”

The following table sets forth all compensation we paid in the fiscal year ended December 31, 2006 to our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation (2)	Total
Larry D. Barbour	2006	$250,005	$100,000	-0-	$128,092	$478,097
President and Chief Executive

Walter G. Rogers	2006	$108,030	$13,000	1,056	$16,040	$138,126
Chief Credit Officer and Executive Vice President

Kirk A. Whorf	2006	$112,005	$30,000	1,056	$7,263	$150,324
Chief Financial Officer

Sandra A. Temple	2006	$114,944	$30,000	1,584	$8,130	$154,658
Chief Operations Officer and Vice President

(1)	The dollar value represents the amount we recognized for financial statement purposes in accordance with FAS 123R, applying the Black-Scholes valuation model and the same assumptions used in our financial statements and accompanying notes, except that for purposes of this table and in accordance with SEC disclosure rules, we have disregarded the estimate of forfeitures related to service-based vesting conditions. There were no forfeitures of options in 2006 among our Named Executive Officers.
(2)	These amounts represent the following: for Mr. Barbour, $15,000 in 401(k) matching contributions, $999 in life insurance premiums paid by us on his behalf, $26,772 in automobile allowance, $4,872 in country club dues, $11,700 in directors fees, all of which director fees Mr. Barbour deferred pursuant to the directors deferred compensation plan, $2,925, which was equal to 25% of his directors fees earned in 2006 due to the deferral of those fees, and the increase in the value of his directors deferred compensation account between January 1, 2006 and December 31, 2006, which was $65,824 (for a description of the directors deferred compensation plan, see “Director Compensation”); for Mr. Rogers, $6,482 in 401(k) matching contributions, $4,872 in country club dues, and $531 in life insurance premiums paid by us on his behalf; for Mr. Whorf, $6,720 in 401(k) matching contributions and $543 in life insurance premiums paid by us on his behalf; and for Ms. Temple, $6,562 in 401(k) matching contributions and $1,568 in life insurance premiums paid by us on her behalf.

Option Holdings and Fiscal Year-End Option Values

The following table sets forth information concerning unexercised options held by each Named Executive Officer as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Larry D Barbour	123,984	(1)	-0-		3.99	June 1, 2010

Walter G. Rogers	3,312	(2)	4,968		7.73	March 10, 2014
	-0-		1,500	(3)	16.93	August 7, 2016

Kirk A. Whorf	-0-		1,500	(3)	16.93	August 7, 2016

Sandra A. Temple	35,328	(1)	-0-		3.99	June 1, 2010
	-0-		2,250	(3)	16.93	August 7, 2016

(1)	The options were granted on June 1, 2000 and vested 20% on each of the subsequent five anniversary dates.
(2)	The options were granted on March 10, 2004 and vest 20% on each of the subsequent five anniversary dates.
(3)	The options were granted on August 7, 2006 and vest 20% on each of the subsequent five anniversary dates.

Employment and Change in Control Agreements

We have entered into an employment agreement with Larry D. Barbour, our President and Chief Executive Officer. The agreement has a three-year term and automatically renews on June 1 of each year for an additional year, unless notice is given by us or Mr. Barbour at least 30 days before the renewal date, so that the term of the agreement will be for three years at all times. For fiscal 2007, Mr. Barbour’s annual salary is $275,000. If we terminate Mr. Barbour except for cause, he would receive three years of his most recent salary and bonus. In the event of our sale or other change in control that results in the termination or diminished compensation, duties or benefits of Mr. Barbour, he would receive three times his most recent salary and bonus, and the continuation of health and other insurance benefits until age 65.

We also have entered into an agreement with each of Kirk A. Whorf and Sandra A. Temple whereby in the event of our sale or other change in control that results in the termination or diminished compensation, duties or benefits of the officer, each agreement provides for the payment of three times the officer’s most recent salary and bonus, and the continuation of health and other insurance benefits for three years after termination. Continuation of the health and other insurance benefits will cease if the officer finds other employment that provides coverage.

Transactions with Management

We have had, and expect to have in the future, banking transactions in the ordinary course of business with our executive officers, directors and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with third parties. In the opinion of our management, these transactions have not and will not involve more than the normal risk of collectibility or present other unfavorable features. All such outstanding loans were current and in good standing on December 31, 2006. These loans were made in compliance with federal banking regulations and therefore are allowed to be made under the provisions of the Sarbanes-Oxley Act of 2002.

We lease the space for our proposed downtown Raleigh branch from a company of which our director, Thomas Hendrickson is the manager. The rent began in November 2006 at the rate of $84,000 per year and increases by 5% in each of the five years of the lease.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our consolidated audited financial statements for fiscal 2006 with management. The Audit Committee has discussed with Dixon Hughes PLLC, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from Dixon Hughes required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Dixon Hughes its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements be included in our Annual Report on Form 10-KSB for fiscal 2006.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in Nasdaq Rule 4200(a)(15) although our common stock is not listed on Nasdaq. The Board of Directors also has determined that Jack M. Stancil is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-B.

Audit Fees. Audit fees include fees billed to us by Dixon Hughes in connection with the annual audit of our consolidated financial statements, reviews of our interim financial statements, report production assistance related to these consolidated financial statements and review thereof. The aggregate fees billed or expected to be billed to us by Dixon Hughes for such audit services rendered for the fiscal years ended December 31, 2005 and 2006 were $53,778 and $83,065, respectively.

Audit-Related Fees. Audit related services consist solely of routine accounting consultations. The aggregate fees billed to us by Dixon Hughes for audit-related services for the fiscal years ended December 31, 2005 and 2006 were $1,255 and $7,750, respectively.

Tax Fees. Tax fees include corporate tax compliance, as well as counsel and advisory services. The aggregate fees billed to us by Dixon Hughes for tax related services for the fiscal years ended December 31, 2005 and 2006 were $5,304 and $9,975, respectively.

All Other Fees. We engaged Dixon Hughes to assist with the documentation of our internal controls over financial reporting during 2005. The aggregate fees billed to us by Dixon Hughes for this service during 2005 were $51,750. There were no other fees billed to us by Dixon Hughes during the fiscal years ended December 31, 2005 and 2006.

The Audit Committee of the Board of Directors considered all of the above activities to be compatible with the maintenance of Dixon Hughes’ independence. The Audit Committee discussed these services with Dixon Hughes and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Although the Audit Committee does not have formal pre-approval policies and procedures in place, it pre-approved all of the services performed by Dixon Hughes as discussed above, as required by SEC regulation.

Submitted by:	The Audit Committee

	Jack M. Stancil, Chairman	Charles T. Francis
	Jeannette W. Hyde	Hon. Burley B. Mitchell, Jr.
Nutan T. Shah

This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act, our directors and executive officers are required to file reports with the SEC indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 2006, except a report for Burley B. Mitchell, Jr. due on January 6, 2006 that was filed on January 11, 2006 for the option exercise of 8,813 shares, a report for Barry W. Partlo due on February 14, 2006 that was filed on February 16, 2006 for the purchase of 270 shares, a report for W. Harold Perry due on July 17, 2006 that was filed on July 21, 2006 for the purchase of 14,578 shares, and a report for James C. Branch due on August 3, 2006 that was filed on August 22, 2006 for the option exercise of 17,132 shares.

CORPORATE GOVERNANCE

We have adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by our directors and employees. The Code of Business Conduct requires that our directors and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our company’s best interest. In addition, as required by SEC regulations, we have adopted a Code of Ethics for our chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions for our company.

As a mechanism to encourage compliance with the Code of Business Conduct and the Code of Ethics, we have established procedures to receive, retain, and address complaints received regarding accounting or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Shareholders having proposals that they desire to present at next year’s annual meeting of our shareholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than December 7, 2007. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and we direct your close attention to that rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any shareholder proposal of which we do not have notice prior to February 20, 2008. Proposals should be mailed to the Corporate Secretary, 4270 The Circle at North Hills, Raleigh, North Carolina 27609.

DIRECTOR NOMINATIONS

The Executive Committee serves as the nominating committee. Because the Executive Committee serves in this function there is no nominating committee charter. Members of the committee are appointed by the Board. The committee is composed of Directors Ball, Barbour (Chairman), Francis, Hendrickson, Keener, Perry, Smith and Stancil, all of whom are considered by the Board to be independent directors within the meaning of Nasdaq Rule 4200(a)(15), except Mr. Barbour, our Chief Executive Officer and President.

The committee recommends to the Board the slate of director nominees to be proposed by the Board for election by the shareholders and any director nominees to be elected by the Board to fill interim director vacancies. In addition, this committee addresses general corporate governance matters on behalf of the Board. The committee also reviews the composition and function of the Board as a whole.

The committee considers the following criteria in selecting nominees; personal qualities and characteristics, accomplishments, and reputation in the business community; financial, regulatory, and business experience; current knowledge and contacts in the communities in which we do business; ability and willingness to commit adequate time to Board and committee matters; fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to our needs; independence; and any other factors the Board deems relevant, including diversity of viewpoints, background, experience, and other demographics. In addition, prior to nominating an existing director for re-election to the Board, the committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills, and contributions that the existing director brings to the board; and independence.

To identify nominees, the committee will rely on personal contacts as well as its knowledge of members of the local communities. We have not previously used an independent search firm to identify nominees.

The committee will consider nominees for the Board of Directors recommended by shareholders. A shareholder may submit a nomination for director by delivering to the Corporate Secretary a written notice stating the name and age of each nominee, the nominee’s principal occupation, and the number of shares of our common stock he or she beneficially owns. The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination.

SHAREHOLDER COMMUNICATIONS

Shareholders and other interested parties may communicate with the Board by writing to Larry D. Barbour, our President and Chief Executive Officer, at North State Bancorp, 4270 The Circle at North Hills, Raleigh, North Carolina 27609. Mr. Barbour will relay such communications to the Board of Directors.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the meeting, but intends that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

EXHIBIT A

NORTH STATE BANCORP

Compensation Committee Charter

Adopted March 8, 2007

Organization

The Compensation Committee (the “Committee”) of the Board of Directors of North State Bancorp (the “Company”) was established pursuant to Section 3.9 of the Bylaws of the Company. The Board of Directors will appoint committee members annually for a term of one year. The members of the Committee will appoint the chairperson of the Committee. The Committee will consist of not more than four directors. All Committee members will meet the independence requirements of any applicable laws, rules and regulations governing independence, including any standards of independence as may be prescribed for purposes of any federal securities, tax or other laws relating to the Committee’s duties and responsibilities and the listing standards of any stock exchange or listing service on which the Company’s common stock may be listed (subject to any applicable exceptions permitted under such listing standards).

Purpose

The purpose of the Committee is the oversight of the Board’s responsibilities relating to compensation of the Company’s Chief Executive Officer and the Board of Directors.

Duties and Responsibilities

The Committee has overall responsibility for evaluating and determining the compensation of the Chief Executive Officer with overall approval from the Board of Directors and for evaluating the compensation of the Board of Directors. The Committee will have the following specific duties and responsibilities:

•	The Committee will have the sole authority to determine the compensation of the Company’s Chief Executive Officer subject to review by the Board of Directors.

•

The Committee will annually review and approve the compensation of the Company’s Chief Executive Officer, including the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate his performance in light of those goals and objectives, and set his compensation based on this evaluation. The CEO will provide the Committee with such information on his compensation as may be requested by the Committee.

•

The Committee will at least annually review with the Chief Executive Officer his determination of the compensation of the Company’s other executive officers and the material criteria used by the Chief Executive Officer and management in evaluating employee performance throughout the Company.

•	The Committee will periodically review and make recommendations to the Board with respect to the compensation of the Company’s directors.

•

The Committee will prepare any analysis or report on executive compensation required to be included in the Company’s proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommend the inclusion of such analysis or report in the Company’s proxy statement and periodic reports.

•	The Committee will perform such duties and responsibilities as may be assigned to the Committee under the terms of any compensation plan of the Company.

In addition to the specific powers set forth in this Charter, the Committee will have such powers as may be necessary or appropriate for it to efficiently carry out its duties hereunder.

General

•	The Committee will meet at least four times each year, and more frequently as it determines necessary, and at such times and places as it deems appropriate.

•	The Committee will regularly update the Executive Committee and the Board of Directors about its activities and recommendations.

•

To carry out its duties and responsibilities, the Committee may retain a compensation consulting firm and other advisors as it thinks appropriate to assist it in the evaluation of the compensation of the Chief Executive Officer. The Committee will have sole authority to approve related fees and retention terms for such consultants and advisors.

•	The Committee will periodically review and assess the adequacy of this Charter and recommend changes to the Board. The Board of Directors must approve any amendments to this Charter.

•	The Committee will have full access to all books and records of the Company in carrying out its duties under this Charter.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NORTH STATE BANCORP

4270 The Circle at North Hills

Raleigh, North Carolina 27609

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 3, 2007

The undersigned hereby appoints Charles T. Francis and Jack M. Stancil and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of North State Bancorp, a North Carolina corporation, held of record by the undersigned on March 2, 2007, at the Annual Meeting of Shareholders to be held at the former Storehouse location at North Hills, 4308 Lassiter at North Hills Avenue, Raleigh, North Carolina, on May 3, 2007 at 4:30 p.m., or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying proxy statement.

(1)	Election of Directors:

☐ FOR ALL NOMINEES LISTED BELOW	☐ WITHHOLD AUTHORITY TO VOTE FOR
(except as marked to the contrary below)	ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THOSE NOMINEES’ NAMES BELOW:

Forrest H. Ball	C. Thomas Hendrickson	Honorable Burley B. Mitchell, Jr.

Barry W. Partlo	Nutan T. Shah	George C. Venters, M.D.

(2)	To amend our Articles of Incorporation to decrease the par value of our common stock from $1.00 per share to no par value per share:

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(3)	To amend the 2003 Stock Plan to increase the number of shares of common stock available thereunder by 350,000 shares:

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(4)	To ratify the appointment of Dixon Hughes PLLC as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2007:

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(5)	In their discretion, to vote upon such other matters as may properly come before the meeting:

☐ GRANT AUTHORITY	☐ WITHHOLD AUTHORITY

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted for management’s slate of nominees for director listed above, for Proposals 2, 3 and 4, and in the discretion of the proxies named herein on any other matter as may properly come before the meeting.

Signature

Signature, if held jointly

Please date and sign exactly as your name appears on your stock certificate. Joint owners should each sign. Trustees, custodians, executors and others signing in a representative capacity should indicate that capacity.

Date: , 2007

Please mark, sign, date and return this proxy card promptly using the enclosed envelope whether or not you plan to be present at the meeting. If you attend the meeting, you can vote either in person or by your proxy.